UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Harvest Natural Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PROXY STATEMENT
HARVEST NATURAL RESOURCES, INC.
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
(281) 899-5700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time, Thursday, May 21, 2009

PLACE	Harvest Natural Resources, Inc.
1177 Enclave Parkway
Suite 300
Houston, Texas 77077

ITEMS OF BUSINESS	(1) To elect seven directors
(2) To ratify the appointment of independent registered public accounting firm
(3) To approve an amendment that increases the number of shares of common stock available for issuance under our 2006 Long Term Incentive Plan by 700,000 shares and raises the limitation on grants of full value awards by no more than 350,000 of these 700,000 shares, and
(4) To consider such other business as may properly come before the meeting

RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on Monday, March 23, 2009.

VOTING BY PROXY	Please submit the proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the internet, (2) by telephone or (3) by mail. For specific instructions, please refer to the Questions and Information beginning on page 41 of this proxy statement and the instructions on the proxy card.

STOCKHOLDER LISTING	A list of our stockholders as of March 23, 2009, will be available for inspection by our stockholders at the Company’s headquarters, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077, during the ten days immediately preceding the date of the Annual Meeting.
By Order of the Board of Directors

James A. Edmiston
President and Chief Executive Officer
This proxy statement and accompanying proxy card are being distributed on or about April 15, 2009.

2009 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT
     The Board of Directors (the “Board”) of Harvest Natural Resources, Inc. (“Harvest” or the “Company”) is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on May 21, 2009, and soliciting your proxy with respect to the meeting. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.
     The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, corporate governance, our Board and its committees, information on the compensation of directors, a discussion and analysis of our compensation program for our executives, information on the compensation paid to our named executive officers and certain other required information. Our 2008 Annual Report to Stockholders is being mailed to you simultaneously with this proxy statement.
     There are three proposals scheduled to be voted on at the meeting:
•	The election of seven directors,

•	The ratification of the appointment of our independent registered public accounting firm, and

•	The approval of an amendment that increases the number of shares of common stock available for issuance under our 2006 Long Term Incentive Plan by 700,000 shares and raises the limitation on grants of full value awards by no more than 350,000 of these 700,000 shares.
CORPORATE GOVERNANCE
     Corporate governance is part of our culture and a guiding principle in our behavior. The Board has adopted Guidelines for Corporate Governance which require that independent directors comprise a majority of the Board and that the Chairman of the Board be elected from the independent directors. In addition, the Guidelines for Corporate Governance require that each standing committee of the Board be comprised solely of independent directors. Other matters included in the Guidelines for Corporate Governance are Board and director responsibilities, director qualifications, operation of the Board, director compensation, the operation and responsibilities of board committees and management responsibilities.
     The Board has also adopted a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees. The Board last amended the Code of Business Conduct and Ethics in December 2006. The Board reviewed the Code of Business Conduct and Ethics in December 2008 and made no changes. The Board has not granted any waivers to the Code of Business Conduct and Ethics.
     The Guidelines for Corporate Governance, the Code of Business Conduct and Ethics and the charters of all the Board committees are accessible on our website under the Corporate Governance section at http://www.harvestnr.com. Any amendments to or waivers of the Code of Conduct and Business Ethics will also be posted on our website. In addition, this information will be made available in print and without charge to any person who requests it by sending a written request to Harvest Natural Resources, Inc., Attn: Investor Relations, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077.
Board of Directors
     Our Board is comprised of seven members. In February 2008, the size of our Board increased from six to eight members with the appointment of Dr. Igor Effimoff and Mr. Robert E. Irelan. The size of our Board decreased to seven members at our 2008 Annual Meeting of Stockholders as Mr. John U. Clarke decided not to stand for re-election.
     During 2008, the Board held six regularly scheduled and special meetings. None of our directors attended fewer than 100% of aggregate number of the meetings of the Board and the Committees on which he serves. The average attendance in 2008 of all directors at Board and Committee meetings was 100%.
     The non-management directors of the Board meet in regularly scheduled executive sessions without a member of Company management present. The presiding director at all of these meetings is our Chairman of the Board. Each year the Board conducts a self evaluation as a means to determine its effectiveness.

Director Independence
     Of our seven directors standing for re-election, six have been affirmatively determined by the Board to be independent, including our non-executive Chairman of the Board. The directors our Board have determined to be independent are Stephen D. Chesebro’, Dr. Igor Effimoff, H. H. Hardee, Robert E. Irelan, Patrick M. Murray and J. Michael Stinson. The Board’s determination of independence is based upon the standards set forth in its Guidelines for Corporate Governance which may be found under the Corporate Governance section on our website at http://www.harvestnr.com. The Guidelines for Corporate Governance include the New York Stock Exchange independence standards. In making its determination of independence, the Board took into account responses of the directors to questions concerning their employment history, compensation, affiliations and family and other relationships.
Communications with the Board
     Stockholders and other individuals may contact our Chairman of the Board, or other independent non-management directors, individually or as a group, for any reason, including to make complaints regarding our accounting, internal accounting controls or auditing matters. The Board may be contacted by mail at our principal executive offices or at our website through an e-mail link under the Corporate Governance section at http://www.harvestnr.com. All of the independent directors have approved a process for collecting, organizing and relaying stockholder communications.
Attendance at Annual Meeting of Stockholders
     It is the policy of the Board that, to the extent possible, all directors attend the annual meeting of stockholders. All directors on the Board at the time of the 2008 Annual Meeting of the Stockholders attended the meeting.
Board Committees
     The Board has three standing committees: (1) Audit, (2) Human Resources and (3) Nominating and Corporate Governance. The membership at the conclusion of 2008 and the function of each committee are described below.

Nominating
and
		Human	Corporate
Name of Director	Audit	Resources	Governance
Stephen D. Chesebro’			X
James A. Edmiston
Igor Effimoff	X	X
H. H. Hardee	X	X
Robert E. Irelan		X	X
Patrick M. Murray	X		X
J. Michael Stinson	X	X

Number of Meetings in 2008	10	6	4

X = Committee member
The Audit Committee
     The Audit Committee assists the Board in oversight of:
•	our accounting and financial reporting policies and practices;

•	the integrity of our financial statements;

•	the independent registered public accounting firm’s qualifications, independence and objectivity;

•	the performance of our internal audit function and our independent registered public accounting firm; and

•	our compliance with legal and regulatory requirements.
     The Audit Committee acts as a liaison between our independent registered public accounting firm and the Board, and it has the sole authority to appoint or replace the independent registered public accounting firm and to approve any non-audit relationship with the independent registered public accounting firm. Our internal auditor and the independent registered public accounting firm report directly to the Audit Committee.
     The Audit Committee is responsible for our procedures relating to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee is also responsible for understanding and assessing our processes and policies for communications with stockholders, institutional investors, analysts and brokers.
     The Audit Committee has access to our records and employees, and has the sole authority to retain independent legal, accounting or other advisors for committee matters. We will provide appropriate funding for the payment of the independent registered public accounting firm and any advisors employed by the Audit Committee.
     The Audit Committee makes regular reports to the Board. Each year the Audit Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.
     The Board has determined that each member of the Audit Committee meets the independence standards of the Security and Exchange Commission’s (“SEC”) requirements, the rules of the New York Stock Exchange and the Company Guidelines for Corporate Governance. No member of the Audit Committee serves on the audit committee of more than three public companies. The Board has further determined that each member of the Audit Committee is financially literate and that Mr. Murray qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of SEC Regulation S-K. Information on the relevant experience of Mr. Murray is set forth in the discussion below under Proposal No. 1.
     The Audit Committee operates pursuant to a written charter. The charter is accessible in the Corporate Governance section of our website (http://www.harvestnr.com). The charter is also available in print to any person who requests it by sending a written request to Harvest Natural Resources, Inc., Attn: Investor Relations, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077.
     Our Audit Committee has established procedures for our employees or consultants to make a confidential, anonymous complaint or raise a concern over accounting, internal accounting controls or auditing matters concerning us or any of our companies.
The Human Resources Committee
     The primary responsibilities of the Human Resources Committee are to:
•	annually review the performance of the Chief Executive Officer (“CEO”), and make recommendations to the Board on all elements of his compensation;

•	annually review the compensation of the Board and make recommendations to the Board on compensation;

•	review and assess succession and business continuity planning;

•	establish and recommend to the Board all elements of executive compensation;

•	make recommendations to the Board with respect to incentive and equity compensation plans;

•	review and monitor overall compensation and benefit plans, and human resources policies and procedures; and

•	review and discuss with management the compensation discussion and analysis in our proxy statement.
     The Human Resources Committee has the sole authority to retain a consulting firm to assist and advise on committee matters, including the evaluation of director, CEO, officer and employee compensation. In December 2006, the Human Resources Committee retained Stone Partners as its consulting firm on executive and director compensation. In 2008, Stone Partners completed an extensive review of our compensation program with a focus on 1) determining an appropriate benchmarking approach and defining our peer group and 2) aligning our compensation philosophy with our unique strategic business objectives, particularly with respect to long-term incentives.
     Executive and director compensation is reviewed at least annually by the Human Resources Committee. The Human Resources Committee makes all decisions regarding the compensation of our executive officers, including base salary, performance-based incentive awards and long-term incentive stock awards. Those decisions are submitted to the Board for approval. The Human Resources Committee also makes all decisions on director compensation and submits those decisions to the Board for approval. The compensation consultant to the Human Resources Committee makes recommendations as to the form and amount of executive and director compensation. Our CEO makes separate recommendations to the Human Resources Committee on the form and amount of executive compensation for other executive officers. See the “Compensation Discussion and Analysis” section of this Proxy Statement for information regarding the Human Resources Committee’s processes and procedures for considering and determining executive compensation.
     Each year the Human Resources Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.
     The Board has determined that each member of the Human Resources Committee meets the independence requirements of the rules of the New York Stock Exchange and the Company Guidelines for Corporate Governance.
     The Human Resources Committee operates pursuant to a written charter. The charter is accessible in the Corporate Governance section of our website (http://www.harvestnr.com). The charter is also available in print to any person who requests it by sending a written request to Harvest Natural Resources, Inc., Attn: Investor Relations, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077.
Human Resources Committee Interlocks and Insider Participation
     None of the members of the Board’s Human Resources Committee is or has been an officer or employee of the Company or has a relationship requiring disclosure under Item 404(a) of Regulation S-K. No executive officer of the Company serves on the compensation committee or serves as a director of another entity where an executive officer of that entity also serves on the Human Resources Committee or on the Board.
The Nominating and Corporate Governance Committee
The primary responsibilities of the Nominating and Corporate Governance Committee are to:
•	develop the criteria and procedures for the identification and recruitment of candidates for election to serve as directors who will promote the best interest of the stockholders;

•	review qualifications and recommend director candidates to the Board, including those recommended by our stockholders, to be nominated for election by the stockholders or to fill any vacancy;

•	recommend directors to serve on and chair Board committees;

•	evaluate annually the performance of the Board; and

•	develop and recommend guidelines for corporate governance and a code of business conduct and ethics applicable to all of our directors, officers and employees.
     Each year the Nominating and Corporate Governance Committee assesses the adequacy of its charter and conducts a self-assessment review to determine its effectiveness.
     The Board has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements of the rules of the New York Stock Exchange and the Company Guidelines for Corporate Governance.
     The Nominating and Corporate Governance Committee operates pursuant to a written charter. The charter is accessible in the Corporate Governance section of our website (http://www.harvestnr.com). The charter is also available in print to any person who requests it by sending a written request to Harvest Natural Resources, Inc., Attn: Investor Relations, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077.
     The Nominating and Corporate Governance Committee will consider nominations for director proposed by our stockholders if such nominations are submitted within the time limits and in the manner prescribed by applicable rule, law and the Company Bylaws. To be timely, a stockholder’s nomination for director must be delivered to or mailed and received by the Secretary of the Company at our principal executive offices, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting (which, for the 2010 annual meeting, would be no later than February 20, 2010). A stockholder’s nomination of a director to the Secretary shall (a) identify the nominee or nominees and provide a brief description of their business experience and background, (b) the name and address of the stockholder as they appear on our books, (c) the class and number of shares which are beneficially owned by such stockholder, (d) any material relationship between the nominee(s) and the stockholder and the Company, and (e) contact information of the nominee(s) for follow-up information requests by the Board. In addition, if the stockholder’s ownership of our shares, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Please see page 43 for additional information on submitting stockholder proposals.
     Under the Board’s Guidelines for Corporate Governance, at least a majority of our directors must be independent, and individuals who are more than seventy-two years old or serve on the board of more than three other publicly-held companies are not eligible to serve on the Board.
     The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of members of the Board. Factors the Nominating and Corporate Governance Committee shall consider in identifying and evaluating director nominees include:
•	High personal and professional ethics, integrity and values;

•	Collective breadth of experience in matters such as:
o	international operations,

o	the energy business,

o	board membership,

o	service as the chief executive or operating officer in a publicly held company, and

o	auditing, accounting, finance or banking;
•	Independence in fact and intellectually;

•	An interest and the availability of time to be involved with the Company and employees over a sustained period; and

•	The ability and willingness to objectively appraise management and Board performance in the interests of the stockholders.
     In considering these factors, no distinction is drawn between nominees recruited by or for the Board and nominees recommended by stockholders.

          The Nominating and Corporate Governance Committee is responsible for periodically reviewing the size, composition and organization of the Board and recommending to the Board policies, changes and other action it deems advisable. During 2008, the Nominating and Corporate Governance Committee considered adding additional Board members and determined that it was advisable to add Dr. Effimoff and Mr. Irelan to the Board.
Director Compensation
          Our philosophy in determining director compensation is to align compensation with the long-term interests of the stockholders, adequately compensate the directors for their time and effort, and establish an overall compensation package that will attract and retain qualified directors. In determining overall director compensation, we seek to strike the right balance between the cash and stock components of director compensation. The Board’s policy is that the directors should hold equity ownership in the Company and that a portion of the director fees should consist of Company equity in the form of restricted stock and stock grants. The Board also believes that directors should develop a meaningful equity position over time and has adopted stock retention guidelines applicable to all directors. These guidelines state directors must retain (i) at least 50% of the shares of restricted stock granted to them for at least three years after the restriction lapses and (ii) at least 50% of the net shares of stock received through the exercise of an option or stock appreciation right must be retained by a director for at least three years after the exercise date.
     Our retainer and meeting fee schedule remained the same in 2008 as 2007. Each non-employee director of the Company received cash compensation as follows:
•	An annual Board retainer of $40,000, plus travel and related expenses;

•	A board meeting fee of $1,500 for each board or committee meeting attended;

•	An annual committee retainer of $20,000 for serving as committee chair of the Audit Committee and $15,000 for serving as committee chair of the Human Resources Committee, and $10,000 for serving as committee chair of the Nominating and Corporate Governance Committee; and

•	A fee of $1,500 per day for attending business meetings on our behalf in the member’s capacity as a director that requires out of town travel or a substantial commitment of time.
     Our director compensation includes additional compensation for the non-executive Chairman of the Board in recognition of the significant added responsibilities and time commitments of that position. In addition to his compensation as a director, he receives a retainer of $120,000 a year; this 2008 retainer remains the same as the retainer in 2007.
     Under the Harvest Natural Resources 2006 Long Term Incentive Plan, directors are eligible to receive restricted stock, stock options and SAR grants. In May 2008, the Board approved a restricted stock award of 10,000 shares for each director and an additional 2,000 shares for the non-executive Chairman of the Board.
     The following table sets forth the cash and other compensation paid to the non-employee members of our Board of Directors in 2008.

						Change in
						Pension
						Value and
	Fees				Non-Equity	Nonqualified
	Earned		Stock	Option	Incentive Plan	Deferred	All Other
	or Paid in		Awards	Awards	Compensation	Compensation	Compensation
Name	Cash ($)		($) (1)	($) (1)	($)	Earnings	($)	Total ($)
Stephen D. Chesebro’(2)	$197,000	(2)	$122,040					$319,040
John U. Clarke	18,000							18,000
Igor Effimoff	74,000	(3)	138,450	$64,321				276,771
H. H. Hardee	104,500	(4)	101,700					206,200
Robert E. Irelan	72,500	(5)	138,450	64,321				275,271
Patrick M. Murray	100,500	(6)	101,700					202,200
J. Michael Stinson	83,500	(7)	101,700					185,200

Notes:

1.	Harvest uses the Black-Scholes option pricing model to determine the value of each option grant on the date of grant. Harvest does not advocate or necessarily agree that the Black-Scholes option pricing model can properly determine the value of an option. Calculations for the named directors are based on a weighted average expected option life of seven years, expected volatility of 48.8%, expected dividend yield of 0% and expected annual forfeitures of 3%.

2.	Includes $10,500 in business meeting fees.

3.	Includes $3,000 in business meeting fees.

4.	Includes $6,000 in business meeting fees and $3,000 in travel days.

5.	Includes $7,500 in business meeting fees.

6.	Includes $3,000 in business meeting fees.

7.	Includes $7,500 in business meeting fees and $1,500 in travel days.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     There are seven nominees for election to our Board of Directors this year. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.
     Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees.

Stephen D. Chesebro’ Appointed Director in October 2000 Age 67	Mr. Chesebro’ has served as the Chairman of Harvest Natural Resources, Inc. since 2001. From December 1998 until he retired in 1999, he served as President and Chief Executive Officer of PennzEnergy, the independent oil and gas exploration and production company that was formerly a business unit of Pennzoil Company. From February 1997 to December 1997, Mr. Chesebro’ served as Group Vice President — Oil and Gas and from December 1997 until December 1998 he served as President and Chief Operating Officer of Pennzoil Company, an integrated oil and gas company. From 1993 to 1996, Mr. Chesebro’ was Chairman and Chief Executive Officer of Tenneco Energy, a $4 billion global energy company. Tenneco Energy was part of Tenneco, Inc., a worldwide corporation that owned diversified holdings in six major industries. Mr. Chesebro’ is an advisory director to Preng & Associates, an executive search consulting firm. In 1964, Mr. Chesebro’ graduated from the Colorado School of Mines. He was awarded the school’s Distinguished Achievement Medal in 1991 and received his honorary doctorate from the institution in 1998. He currently serves on the school’s visiting committee for petroleum engineering, and is a member of the Colorado School of Mines Foundation Board of Governors. In 1994, Mr. Chesebro’ was the first American awarded the H. E. Jones London Medal by the Institution of Gas Engineers, a British professional association. Since December 2005, he has served as the President of the Chesebro’ Foundation, Inc., a private charitable foundation incorporated in Delaware.

James A. Edmiston Elected Director in May 2005 Age 49	Mr. Edmiston was elected President and Chief Executive Officer of Harvest Natural Resources, Inc. on October 1, 2005. He joined the Company as Executive Vice President and Chief Operating Officer on September 1, 2004. Prior to joining Harvest, Mr. Edmiston was with Conoco and ConocoPhillips for 22 years in various management positions including President, Dubai Petroleum Company (2002-2004), a ConocoPhillips affiliate company in the United Arab Emirates and General Manager, Petrozuata, C.A., in Puerto La Cruz, Venezuela (1999-2001). Prior to 1999, Mr. Edmiston also served as Vice President and General Manager of Conoco Russia and then as Asset Manager of Conoco’s South Texas Lobo Trend gas operations. Mr. Edmiston earned a Bachelor of Science degree in Petroleum Engineering from the Texas Tech University and a Masters of Business Administration from the Fuqua School of Business at Duke University. Mr. Edmiston was inducted into the Petroleum Engineering Academy and was recognized as a Distinguished Engineer by the Texas Tech College of Engineering in 2009. Mr. Edmiston is a Member of the Society of Petroleum Engineers.

Dr. Igor Effimoff Appointed Director in February 2008 Age 63	Dr. Igor Effimoff is founder and principal of a firm which provides upstream and midstream consulting services since 2005. From 2002 until 2005 he was Chief Operating Officer for Teton Petroleum Company. Between 1996 and 2001, he was President of Pennzoil Caspian Corporation, managing their interests in the Caspian Region. Between 1994 and 1996 he was the Chief Executive Officer of Larmag Energy, NV, a privately held Dutch oil and gas production company with its primary assets in the Caspian Sea. He has served in senior executive roles with Ashland Exploration Inc., Zilkha Energy Company and Kriti Exploration, Inc. Dr. Effimoff has authored numerous technical and business articles. He is a member of American Association of Petroleum Geology, the Society of Petroleum Engineers, the Society of Exploration Geophysicists and the Geological Society of America. He has a Doctorate in Geology from the University of Cincinnati and completed the Harvard Advanced Management Program.

H. H. Hardee Appointed Director in October 2000 Age 54	Mr. Hardee is a Senior Vice President—Financial Consultant with RBC Wealth Management, since 1994. From 1991 through 1994, Mr. Hardee was a Senior Vice President with Kidder Peabody. From 1977 through 1991, Mr. Hardee was a Senior Vice President at Rotan Mosle/Paine Webber Inc. During his tenure at RBC Wealth Management, he was in the top 1% of his peer group and has been a member of the Chairman’s Council since joining the firm. Mr. Hardee is a licensed investment advisor and has served in various board capacities including investment policy. He was awarded designation to Reuter’s Advice Point Top Advisors of 2008 and named to RBC Wealth Management Senior Portfolio Manager Group. He currently advises/manages over $400 million in assets. Mr. Hardee’s expertise is advising high net worth individuals and small to mid sized corporations. Mr. Hardee is a former director of the Bank of Almeda and Gamma Biologicals. He is also a former limited partner and advisory director of the Houston Rockets of the National Basketball Association. Mr. Hardee has a finance degree from the University of Texas McCombs School of Business. He holds an Accredited Wealth Management designation, as well as a certification of director education from the NACD Corporate Directors Institute.

Robert E. Irelan Appointed Director in February 2008 Age 62	Mr. Irelan has over 37 years of experience in the oil and gas industry. He retired from Occidental Petroleum as Executive Vice President of Worldwide Operations in April 2004, having started there in 1998. Prior to Occidental Petroleum, Mr. Irelan held various positions at Conoco, Inc., from 1967 until 1998. Upon his retirement he opened his own company, Naleri Investments LLC. He also partnered in several entrepreneurial ventures including Rapid Retail Solutions LLC, BISS Product Development LLC and All About Baby LLC. Mr. Irelan earned his Professional Engineering degree in Petroleum Engineering from Colorado School of Mines. He also has advanced studies in Mineral Economics. He was awarded the Distinguished Achievement Award from the school in 1998.

Patrick M. Murray Appointed Director in October 2000 Age 66	In 2007, Mr. Murray retired from Dresser, Inc. He had been the Chairman of the Board and Chief Executive Officer since 2004. Dresser, Inc. is an energy infrastructure and oilfield products and services company. From 2000 until becoming Chairman of the Board, Mr. Murray served as President and Chief Executive Officer of Dresser, Inc. Mr. Murray was President of Halliburton Company’s Dresser Equipment Group, Inc.; Vice President, Strategic Initiatives of Dresser Industries, Inc.; and Vice President, Operations of Dresser, Inc. from 1996 to 2000. Mr. Murray has also served as the President of Sperry-Sun Drilling Services from 1988 through 1996. Mr. Murray joined NL Industries in 1973 as a Systems Application Consultant and served in a variety of increasingly senior management positions. Mr. Murray currently serves on the board of Precision Drilling Corporation, a publicly held contract drilling company, Wellstream Holdings PLC, a manufacturer of flexible pipe, and Ranch Energy Corporation, an oil and gas company involved in enhanced recovery. Mr. Murray is also on the board of the World Affairs Council of Dallas Fort Worth. He is on the board of advisors for the Maguire Energy Institute at the Edwin L. Cox School of Business, Southern Methodist University, and a member of the Board of Regents of Seton Hall University. Mr. Murray holds a B.S. degree in Accounting and a Master of Business Administration from Seton Hall University. He served for two years in the U.S. Army as a commissioned officer. Mr. Murray is a member of the American Petroleum Institute and the Society of Petroleum Engineers.

J. Michael Stinson Appointed Director in November 2005 Age 65	Since September 2006, Mr. Stinson has been Chairman of TORP Terminal LP, a Norwegian LNG technology company. From January 2005 until November 2007, he was Chairman of the Board of Paulsson Geophysical Services, Inc., a vertical seismic profiling technology company. From February through August 2004, Mr. Stinson served with the U.S. Department of Defense and the Coalition Provisional Authority as Senior Advisor to the Iraqi Ministry of Oil. From 1965 to 2003, Mr. Stinson was with Conoco and ConocoPhillips in a number of assignments in operations and management. His last position at ConocoPhillips was as Senior Vice President, Government Affairs in which he was responsible for government relations with particular emphasis on developing and facilitating international business development opportunities in various countries. Previous positions included Senior Vice President — Business Development, Vice President — Exploration and Production, Chairman and Managing Director of Conoco (UK) Limited, Vice President/General Manager of International Production for Europe, Africa and the Far East, and President and Managing Director of Conoco Norway, Inc. Mr. Stinson has been a member of the board of directors of Eventure Global Technology, Inc., an oil equipment company, since 2004 and serves as the Chairman of their Audit and Finance Committee. Mr. Stinson earned a Bachelor of Science degree in Industrial Engineering from Texas Tech University and a Masters of Business Administration from Arizona State University. He is a fellow of the Institute of Petroleum and a member of the American Petroleum Institute, the Society of Petroleum Engineers and the American Association of Petroleum Geologists.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2009.
     Our Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009. If the appointment is not ratified, our Board of Directors will select another independent registered public accounting firm.

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT THAT INCREASES THE
NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE
UNDER OUR 2006 LONG TERM INCENTIVE PLAN BY 700,000 SHARES
AND RAISES THE LIMITATION ON GRANTS OF FULL VALUE AWARDS
BY NO MORE THAN 350,000 OF THESE 700,000 SHARES
     On April 1, 2009, our Board approved an amendment to the Company’s 2006 Long Term Incentive Plan (the “2006 Plan”). This amendment increases the number of shares that may be granted during the life of the 2006 Plan by 700,000 shares and raises the limitation on grants of full value awards by no more than 350,000 of these 700,000 shares. Under this Proposal No. 3, the Company’s stockholders are being asked to approve the amendment. If Proposal No. 3 is not approved by the Company’s stockholders, the Company will continue to operate the 2006 Plan pursuant to its current provisions.
Purposes of the 2006 Plan
     The 2006 Plan was adopted by the Board and Company stockholders in 2006 as an integral part of the Company’s compensation program. The purpose of the 2006 Plan is to provide incentive opportunities for directors, key employees and key consultants, and to align their personal financial interest with the interests of the Company’s stockholders.
Reasons for and Purpose of the Amendment
     In 2007, we positioned the Company to focus on a broadened exploration and development strategy. The Company has taken decisive action to recruit top management talent and expand opportunities to grow the business. We added two new directors to our board and three executives to our management team and other key employees. These individuals bring years of experience to the Company and have been key in establishing our presence internationally, in the United States, and strengthening our operations in Venezuela. They are essential to our long term success.
     Unfortunately, our stock price has experienced a significant decline recently due in large part to the continued weak economy and the precipitous decline in commodity prices for oil and natural gas. Like many companies, Harvest’s business has been, and continues to be, adversely impacted by the global financial and economic crises. The Company has historically used stock options as the primarily vehicle for long term incentive compensation. Consequently, the Company’s employees hold a significant amount of stock options in the Company with exercise prices that greatly exceed both the current market price of Harvest common stock and the average market price of our stock over the prior 12 months. Over 99% of stock option awards are now underwater. This has resulted in little or no retentive value of our equity compensation program.
     Additionally, the Company has only 279,348 shares available to grant within its long term incentive plans (2001, 2004, and 2006) of which 161,515 can be granted as full value awards. This further limits our ability to provide competitive long term compensation in 2009.
     The Board believes that the proposed amendment to the 2006 Plan will assist us in retaining these directors, officers, and key employees, and motivating them to exert their best efforts on behalf of the Company. It will also ensure that we are able to attract future key employees vital to implementing our strategy. In addition, we expect that the proposed amendment will further align the interests of the directors, officers, and key employees with that of the stockholders.
     As of April 1, 2009, options to purchase 1,372,500 shares of the Company’s common stock and 223,000 restricted shares were outstanding under the 2006 Plan and 117,500 shares of the Company’s common stock remained available for grants under the 2006 Plan.

     The amendment would increase the number of shares that may be granted during the life of the 2006 Plan by 700,000 shares and raise the limitation on grants of full value awards to no more than 350,000 of these 700,000 shares. This proposed increase in shares puts our potential dilution at approximately 12.74%. A shift to grants of full value awards will help to further manage the dilutive impact of our equity award program.
     This dilution level of 12.74% is calculated based on the following as of April 1, 2009:
•	32,942,525 shares of common stock issued and outstanding

•	3,818,050 options granted but not exercised

•	279,348 shares available for grants under existing plans

•	700,000 shares to be authorized under this proposed amendment
     Based on these figures, the Company’s fully-diluted outstanding is 37,739,923 shares. A total of 395,000 unvested restricted shares of stock have been issued and are included in the commons shares issued and outstanding number.
     The Company is asking stockholders now to increase the number of shares available for grants under the 2006 Plan to a modest level that the Company believes will, on the basis of current assumptions, ensure that enough shares remain available for anticipated issuances under the 2006 Plan until May 2010.
FOR THE FOREGOING REASONS, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AN AMENDMENT THAT INCREASES THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER OUR 2006 LONG TERM INCENTIVE PLAN BY 700,000 SHARES AND RAISES THE LIMITATION ON GRANTS OF FULL VALUE AWARDS BY NO MORE THAN 350,000 OF THESE 700,000 SHARES.
2006 Plan Highlights
     Some of the highlights of the 2006 Plan include:
•	The 2006 Plan is administered by the Human Resources Committee, which is comprised solely of independent directors.

•	The total amount of equity awards in the form of options, stock appreciation rights or full value awards over the remaining life of this amended 2006 Plan is capped at 817,500 shares (700,000 new shares and 117,500 shares currently available to grant). Under this amendment no more than 350,000 of the additional 700,000 shares may be granted as full value awards.

•	The exercise price of options may not be less than the fair market value of the common stock of the Company on the date of grant.

•	The grant price of stock appreciation rights may not be less than fair market value of the common stock of the Company on the date of grant.

•	No more than one third of options or stock appreciation rights under any grant may vest in any one year.

•	Full value awards to employees and consultants are subject to a minimum three year restriction period. Generally, the vesting and transferability restrictions applicable to full value awards granted to a director will lapse as to one-third of the shares of stock subject to the award on each anniversary of the date of grant of the award, provided that he is still a director on such date.
     In addition to other vesting requirements, the Human Resources Committee may condition vesting on the achievement of established performance goals.
     Without approval of the stockholders, the 2006 Plan prohibits direct or indirect repricing, replacing or regranting options or stock appreciation rights (other than for recapitalizations, stock splits and similar events) or making any material changes to the 2006 Plan.

     In addition, the Board has adopted Stock Retention Guidelines applicable to any awards of stock options, stock appreciation rights paid in stock or full value awards under the 2006 Plan. For a discussion of the Stock Retention Guidelines and other guidelines used by the Board in making grants of stock options, stock appreciation rights and full value awards, see page 20 of the Compensation Discussion and Analysis.
Amendment of the 2006 Plan
     Specifically, under this Proposal No. 3, the Company’s stockholders are being asked to approve an amendment to the first paragraph of Article V of the 2006 Plan such that the paragraph would provide in its entirety as follows:
“The Stock to be distributed under the Plan may be either authorized and issued shares or unissued shares of the Company, including but not limited to shares held as treasury shares. The maximum amount of Stock which may be issued under the Plan in satisfaction of exercised Options or SARs, or issued as Restricted Stock shall not exceed, in the aggregate, 2,525,000 shares, of which no more than 675,000 shares may be granted as Restricted Stock. The maximum number of shares of Stock with respect to which ISOs may be granted under the Plan is 2,525,000 shares.”
     The other paragraphs of Article V of the 2006 Plan would remain unchanged.
Vote Required to Approve the Amendment to the 2006 Plan
     Under our bylaws, the affirmative vote of the majority of the shares of common stock present or represented at the meeting and entitled to vote on the matter is required for the approval of the amendment to the 2006 Plan. Accordingly, for purposes of approval under our bylaws, shares abstaining and broker non-votes will have no effect on voting on this proposal. However, for this proposal, the New York Stock Exchange requires not only the approval of a majority of the votes cast on the proposal, but also that the total votes cast on the proposal represent over 50% in interest of all of our common stock outstanding as of the record date. Accordingly, for purposes of approval under applicable rules of the New York Stock Exchange, an abstention would be treated as a vote cast against the proposal and a broker non-vote would not affect the determination of whether a majority of votes were cast to approve the proposal and would also not be counted towards the determination of whether over 50% in interest of all of our common stock outstanding as of the record date was represented by the votes cast.
Summary of the 2006 Plan
     The following is a summary of the material terms of the 2006 Plan as proposed to be amended by Proposal No. 3 and is qualified in its entirety by reference to the 2006 Plan. The description of the 2006 Plan contained herein is not intended to be complete and is qualified in its entirety by reference to the complete text of the 2006 Plan. If our stockholders do not approve Proposal No. 3, the Company will continue to operate the 2006 Plan pursuant to its current provisions.
     Term. The 2006 Plan became effective on May 18, 2006 and will terminate on May 17, 2016, unless sooner terminated by the Board.
     Purpose. The purpose of the 2006 Plan is to provide incentive opportunities for directors, employees and consultants, and to align such persons’ personal financial interests with those of the Company’s stockholders.
     Administration. The Human Resources Committee administers the 2006 Plan. In administering the 2006 Plan, the Human Resources Committee has the full power to determine the size and types of performance awards and grants of options, SARs and restricted stock and performance awards (individually or collectively “Awards”); to determine the terms and conditions of such Awards in a manner consistent with the 2006 Plan; to construe and interpret the 2006 Plan and any agreement or instrument entered into under the 2006 Plan; to establish, amend or waive rules and regulations for the 2006 Plan’s administration; and to amend the terms and conditions of any Award to the extent such terms and conditions are within the sole discretion of the Human Resources Committee. The

Human Resources Committee’s administrative authority is limited by approvals and authority the Board has reserved to itself, and the limitations and restrictions otherwise applicable under the 2006 Plan.
     The Human Resources Committee has the discretion to select particular “Indicators of Performance” to be utilized in determining Awards, set Indicators of Performance solely by reference to the performance of a subsidiary or based upon comparisons of any of the performance measures relative to other companies and include or exclude the impact of any event or occurrence which the Human Resources Committee determines to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal. Under the 2006 Plan, Indicators of Performance are criteria used by the Human Resources Committee to evaluate the Company’s performance, including: the Company’s pretax income, net income, earnings per share, revenue, expenses, return on assets, return on equity, return on investment, net profit margin, operating profit margin, discretionary cash flow, total stockholder return, share price, lease operating expenses, EBITDA, capitalization, liquidity, reserve adds or replacement, finding and development costs, production volumes and other measures of quality, safety, productivity or cost management or process improvement.
     Eligibility. Employees and consultants who, in the judgment of the Human Resources Committee, may make key contributions to the profitability and growth of the Company are eligible to receive Awards under the 2006 Plan. Directors are eligible to receive options, SARs and grants of restricted stock under the 2006 Plan.
     Maximum Shares Available. Under the 2006 Plan as currently in effect, the maximum amount of stock that may be issued under the 2006 Plan in satisfaction of exercised options, SARs, or issued as restricted stock may not exceed 1,825,000 shares, in the aggregate, of which no more than 325,000 shares may be granted as restricted stock. Currently, there are 117,500 shares available under the 2006 Plan, none of which are available as restricted stock. If our stockholders approve Proposal No. 3, the amendment to the 2006 Plan will increase the maximum amount of stock which may still be issued under the 2006 Plan in satisfaction of exercised options, SARs, or issued as restricted stock to 817,500 shares (700,000 new shares and 117,500 available shares) of which no more than 350,000 shares may be granted as restricted stock. Under the current plan, no individual may be awarded options or SARs covering more than 900,000 shares (for each type of award) and no more than 175,000 shares of restricted stock during any period of three consecutive calendar years. Adoption of Proposal No. 3 would not change those limits. The cash covered by all performance awards granted under the 2006 Plan may not exceed $5,000,000 to an individual in any year. Stock subject to an option or SAR which is cancelled or terminated without having been exercised, or stock awarded as restricted stock, which is forfeited shall again be available for grants under the 2006 Plan. However, shares of stock withheld to satisfy tax obligations, used in payment of an award or which are not issued because the holder of an option exercises a SAR, are not again available for grants.
     Stock Options. The Human Resources Committee may grant options to purchase shares of the common stock of the Company under the 2006 Plan to eligible employees, consultants and directors for such numbers of shares and having such terms as the Human Resources Committee designates, subject however, to the provisions of the 2006 Plan. The Human Resources Committee also determines the type of option granted (e.g., ISO) or a combination of various types of options. Each option is evidenced by a stock option agreement.
     The price at which shares may be purchased under an option shall not be less than 100% of the fair market value of the Company’s stock on the date the option is granted.
     The Human Resources Committee determines the period during which an option may be exercised, provided that the period will be no more than ten years from the date on which the option is granted. The Human Resources Committee also determines the dates on which installment portions of an option shall vest, provided that no more than one-third of the share subject to an option may vest in any one year. The vesting of an option may also be conditioned on the achievement of Indicators of Performance established by the Human Resources Committee.
     Subject to the terms of the 2006 Plan and approval of the Board, the Human Resources Committee has the discretion, on an individual basis, to accelerate the time at which installment portion(s) of an outstanding option may be exercised.
     An option terminates and may no longer be exercised three months after the optionee ceases to be an employee, consultant or director of the Company for any reason other than termination for cause, disability or death. Generally, all options terminate upon an optionee’s termination for cause. If employment or service is terminated by reason of disability, all options will vest and may be exercised within a period not to exceed the lesser of twelve months or the remaining term of the option. With respect to an individual who dies while in the employ or service of the Company, the vesting provisions will lapse and the vested portion of the option may, within a period not to exceed twelve months, be exercised by the optionee’s estate. In no event may an option be exercised to any extent by anyone after the expiration or termination of the option. So long as it is not an amendment to the 2006 Plan requiring stockholder approval, the Human Resources Committee may elect to extend the period of option exercise and vesting provisions for an individual whose employment or service terminates for any reason.
     The exercise price of an option shall be paid to the Company in full at the time of exercise (1) in cash, (2) in shares of the Company’s common stock, (3) a combination of any or all of the foregoing, (4) through the withholding of shares of stock with a value equal to the aggregate exercise price of the option, or (5) through delivery to a broker of instructions to deliver to the Company an amount equal to the aggregate exercise price.
     Currently, the maximum number of shares of stock with respect to which ISOs may be granted under the 2006 Plan is 1,825,000. If our stockholders approve Proposal No. 3, the amendment will increase the maximum number of shares of stock with respect to which ISOs may be granted under the 2006 Plan to 817,500, which includes the 700,000 share increase under Proposal No. 3 and the 117,500 shares that currently remain available for grants.
     Stock Appreciation Rights. Under the terms of the 2006 Plan, a Stock Appreciation Right or SAR is the right to receive payment equal to the excess of the fair market value of the Company’s stock on the exercise date over the grant price of the SAR or related option.
     The Human Resources Committee may grant SARs to eligible employees, consultants and directors having such terms as the Human Resources Committee designates, subject however, to the provisions of the 2006 Plan. SARs may be granted separately or in tandem with options. Each SAR is evidenced by a stock appreciation rights agreement.
     An SAR granted with an option will specify the exercise price for the option and a stand alone SAR will specify a grant price which, in either event, shall not be less than 100% of the fair market value of the Company’s stock on the date the SAR is granted.
     An SAR grant may provide that the amount payable upon exercise of the SAR may be paid in cash, stock in the Company or a combination of both.
     The Human Resources Committee determines the period during which a SAR may be exercised, provided that the period will be no more than ten years from the date on which the SAR is granted. The Human Resources Committee also determines the dates on which installment portions of a SAR shall vest, provided that no more than one-third of the shares subject to a SAR may vest in any one year. The vesting of a SAR may also be conditioned on the achievement of Indicators of Performance established by the Human Resources Committee. Subject to the terms of the 2006 Plan and approval of the Board, the Human Resources Committee has the discretion, on an individual basis, to accelerate vesting. A SAR granted in tandem with an option is exercisable only to the extent that the related option could be exercised.
     The stock appreciation rights agreement sets forth the extent to which a grantee shall have the right to exercise a SAR following termination of employment or service. Such provisions are determined in the sole discretion of the Human Resources Committee.
     Restricted Stock. Under the 2006 Plan, restricted stock may be granted to eligible employees, consultants and directors. All restricted stock granted to an employee or consultant will be subject to a restriction period of not less than 36 months. Except as otherwise specified in the applicable award agreement, the vesting and transferability restrictions applicable to restricted stock granted to a non-employee director will lapse as to one-third of the shares subject to the award on each anniversary of the date of grant of the award provided that he is still a director on that date. During the restriction period, the recipient will be entitled to vote the restricted stock and receive dividends. The Human Resources Committee may also condition the vesting of restricted stock on the achievement of Indicators of Performance established by the Human Resources Committee.
     The Human Resources Committee may assign additional terms, conditions and other restrictions to a restricted stock award. The Human Resources Committee may also establish rules concerning the termination of service of a recipient of restricted stock, provided that the restriction period will continue and the applicable restrictions will lapse for an individual whose service terminates by reason of disability or death. Each grant of restricted stock is evidenced by a restricted stock agreement.
     Performance Awards. The 2006 Plan permits the Human Resources Committee to grant performance awards to eligible employees and consultants from time to time. Performance awards are only made in cash and are based upon achieving established Indicators of Performance over an established period of time, but not less than one year. Performance awards under the 2006 Plan are not in lieu of any annual bonus plan established by the Board. The Human Resources Committee establishes the terms and conditions of performance awards and, subject to such terms, may make downward adjustments in awards. Each performance award will be evidenced by a performance award agreement.
     Change in Control. The 2006 Plan provides that in the event of a “Change in Control” of the Company, any restrictions on restricted stock will lapse and any outstanding options and SARs will vest and become exercisable. An optionee who is terminated as a result of a Change in Control will have twelve months in which to exercise options.
     Amendment and Termination. The Board may at any time terminate or amend the 2006 Plan. However, the Board may not, without further approval of the stockholders of the Company, amend the 2006 Plan to (i) increase the number of shares of stock subject to the 2006 Plan; (ii) change 2006 Plan provisions relating to establishment of the exercise prices under options or SARs granted; (iii) extend the duration of the 2006 Plan; (iv) reprice, replace or regrant options or SARs through cancellation, or by lowering the exercise price of a previously granted option or SAR; (v) make any change to the 2006 Plan considered material under the listing requirements of the NYSE or any other exchange on which the Company’s stock is listed; or (vi) increase the maximum dollar amount of ISOs which an individual optionee may exercise during any calendar year beyond that permitted in the Internal Revenue Code.
Federal Income Tax Effects of the 2006 Plan
     The federal income tax consequences applicable to the Company in connection with ISOs, non-qualified stock options (NQSOs), SARs, restricted stock and performance awards are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income with respect to grants of restricted stock, stock options, SARs and performance awards as follows.
     Stock Options and Stock Appreciation Rights. Stock options may be granted in the form of ISOs or NQSOs. ISOs are eligible for favorable tax treatment under the Internal Revenue Code of 1986 (the “Code”). To meet the Code requirements, the maximum value of ISOs that first become exercisable in any one year (determined as of the dates of grants of the ISOs) is limited to $100,000. Under the Code, persons do not realize compensation income upon the grant of an ISO, NQSO, or a SAR. At the time of exercise of a NQSO or SAR, under ordinary tax rules, the holder will realize compensation income in the amount of the spread between the grant price and the fair market value of the Company stock on the date of exercise multiplied by the number of shares for which the option is exercised. The Company will generally be entitled to a deduction under the Code at the time and equal to the amount of compensation income realized by the holder of an option or SAR under the 2006 Plan.
     Restricted Stock. Employees generally recognize as taxable income the fair market value of restricted stock on the date the restriction period ends. The Company is generally entitled to a corresponding tax deduction at the same time. Dividends paid during the restricted period are taxable compensation/income to the participant.
     Performance Awards. The tax consequences of performance awards are the same as the tax consequences of restricted stock awards (except that the compensation deduction limitation described below generally will not apply to performance awards).
     Code Section 162(m). Section 162(m) of the Code limits the deductibility by the Company of compensation paid to the Chief Executive Officer and the other four most highly compensated executives. Section 162(m) of the Code provides an exception to this deduction limitation for certain “qualified performance-based compensation”. Payments or grants (excluding restricted stock) under the 2006 Plan are intended to qualify as “qualified performance-based compensation” under the Code and applicable regulations.

EXECUTIVE OFFICERS
     The following table provides information regarding each of our executive officers.

Name	Age	Position
James A. Edmiston *	49	President and Chief Executive Officer

Stephen C. Haynes	52	Vice President, Finance, Chief Financial Officer and Treasurer

Keith L. Head	51	Vice President, General Counsel and Corporate Secretary

G. Michael Morgan	55	Vice President, Business Development

Karl L. Nesselrode	51	Vice President

Patrick R. Oenbring	57	Vice President, Western Operations

Robert Speirs	53	Vice President, Eastern Operations

*	See Mr. Edmiston’s biography on page 8.
     Stephen C. Haynes has served as our Vice President, Chief Financial Officer and Treasurer since May 19, 2008. Previously, Mr. Haynes served as Chief Financial Officer for Cygnus Oil and Gas Corporation. Before joining Cygnus, Mr. Haynes was the Corporate Controller with Carrizo Oil and Gas. Over a 10 year period, he served in a series of increasingly responsible international positions with British Gas, culminating in his appointment as Vice President-Finance of Atlantic LNG, a joint venture of British Gas and several industry partners in Trinidad and Tobago. Mr. Haynes is a Certified Public Accountant, holds a Master of Business Administration degree with a concentration in Finance from the University of Houston and a Bachelor of Business Administration degree in Accounting from Sam Houston State University. He also attended the Executive Development Program at Harvard University.
     Keith L. Head has served as our Vice President, General Counsel and Corporate Secretary since May 7, 2007. He received both a Juris Doctorate and Masters in Business Administration from the University of Texas in 1983. He joined Texas Eastern upon graduation from law school and remained with the same organization through mergers with Panhandle Eastern, Duke Energy Corporation and Cinergy Corp. Mr. Head held various business development positions with Duke Energy Corporation from 1995 to 2001. His corporate development work included the identification, evaluation and negotiation of acquisitions in Latin America, North America and the United Kingdom. Mr. Head was Senior Vice President and General Counsel at Duke Energy North America from 2001 to 2004.
     G. Michael Morgan has served as Vice President, Business Development since May 19, 2008. Prior to joining Harvest, he served in several capacities at Sempra Energy since 2000 including Corporate Vice President — International, Vice President — Special Projects and President and General Manager - South America Operations. Before joining Sempra, Mr. Morgan was Vice President Latin America New Ventures for Unocal Corporation and held various international and domestic positions at Enron Corporation, Tenneco Corporation, Shell International and Gulf Oil. He has served as a director on the board of several energy companies based in Latin America. Mr. Morgan holds a Bachelor of Science degree in geology from the University of Texas.
     Karl L. Nesselrode has served as Vice President of the Company since November 17, 2003. Effective August 9, 2007, he accepted a long-term secondment to Petrodelta as its Operations and Technical Manager, and remains an officer of Harvest. From February 2002 until November 2003, Mr. Nesselrode was President of Reserve Insights, LLC, a strategy and management consulting company for oil and gas. He was employed with Anadarko Petroleum Corporation as Manager Minerals and Special Projects from July 2000 to February 2002. Mr. Nesselrode served in various managerial positions with Union Pacific Resources Company from August 1979 to July 2000. Mr. Nesselrode earned a Bachelor of Science in Petroleum Engineering from the University of Tulsa in 1979 and completed Harvard Business School Program for Management Development in 1995.

     Patrick R. Oenbring has served as Vice President, Western Operations since April 14, 2008. Mr. Oenbring’s most recent assignment was Chief Operating Officer for Cygnus Oil and Gas Company. He has 34 years of experience in the oil and gas business in both technical and management positions. He began his career with Conoco in 1974 and served in several capacities with responsibilities on the North Slope of Alaska, the Gulf of Mexico, the North Sea, the Middle East, the Far East, Canada, Nigeria and the United States. Mr. Oenbring joined Occidental Petroleum Corporation (Occidental) in 1997, as President and General Manager, Occidental Petroleum of Qatar and subsequently, returned to the United States in 2000 as President and General Manager, Occidental Permian. In 2003, Mr. Oenbring retired from Occidental and became an independent consultant to the oil and gas industry, serving diverse clients in West Texas, Colombia, India, and Houston. Mr. Oenbring holds a Bachelor of Science degree in Chemical Engineering from the University of Kansas. He is a graduate of the University of Pittsburgh executive development program and is a registered Professional Engineer in the State of Texas.
     Robert Speirs has served as Vice President, Eastern Operations since December 6, 2007. He joined Harvest Natural Resources in June 2006 as President and General Manager, Russia. Previously Mr. Speirs was President of Marathon Petroleum Russia and General Director of their wholly-owned subsidiary, Khanty Manscisk Nefte Gas Geologia from March 2004. Prior to joining Marathon, Mr. Speirs was Executive Vice President of YUKOS EP responsible for engineering and construction from June 2001. During both these periods, Mr. Speirs spent considerable time in West Siberia where he oversaw substantial increases in production at both companies. From November 1997 until March 2001, Mr. Speirs resided in Jakarta where he served as President of Premier Oil Indonesia. During this period, Premier was active in all phases of the Upstream business, culminating in the commissioning of the West Natuna Gas Project. Prior to 1997, Mr. Speirs was with Conoco for 21 years in various leadership positions in the US, UK, Russia, Indonesia, Singapore and Dubai, UAE. Mr. Speirs earned a Bachelor of Science degree with Honors in Engineering Science from the University of Edinburgh. He also attended the Executive Management Program at INSEAD.

COMPENSATION DISCUSSION & ANALYSIS
Introduction
     This Compensation Discussion and Analysis describes our compensation objectives, philosophy, practices and components for the executive officers identified in the Summary Compensation Table. Throughout this proxy statement, we refer to these individuals, who serve as our Chief Executive Officer (“CEO”), Chief Financial Officer, and Vice Presidents as the “named executive officers”.
Company Overview and Compensation Objectives
     In 2007, we broadened our strategy to focus on acquiring exploration, development and producing properties in geological basins with proven active hydrocarbon systems. Our experienced technical, business development and operating staffs have identified low entry cost exploration opportunities in areas with large hydrocarbon resource potential. We operate from our Houston, Texas, headquarters. With our London technical office, the opening of our Singapore, Jakarta and Utah offices, and the closing of our Moscow office as well as our 49 percent minority equity interest in Fusion Geophysical, we have made significant investments to provide the necessary technical foundation and global reach required for an organic growth focus. Through the pursuit of technically-based strategies guided by conservative investment philosophies, we are building a portfolio of exploration prospects to complement the low-risk production, development, and exploration prospects we hold in Venezuela. During 2008, we entered into exploration projects in Indonesia, Gabon and the Texas/Louisiana Gulf Coast.
Compensation Philosophy
     Our compensation philosophy is to attract, reward and retain the most talented people by providing competitive total compensation. This will contribute to the Company’s continued growth consistent with our strategy. Our compensation objectives include:
•	Offering total compensation that is competitive with selected globally focused energy related companies with which we compete for executive talent;

•	Providing annual cash incentive awards that take into account performance factors weighted by corporate and business goals;

•	Aligning the interests of executive officers and directors with stockholder value creation by providing significant equity based long-term incentives; and

•	Drive company results.
     The Human Resources Committee (“Committee”) of the Board of Directors oversees the development and execution of our compensation philosophy and objectives. The Committee recommends compensation for the named executive officers, both short-term and long-term cash and non-cash compensation and submits those recommendations to the Board for approval. Four independent directors comprise the Committee. The Committee meets as often as needed, but no less than quarterly, and reviews compensation and benefits programs with management and approves any changes. Our Human Resources, Finance, and Legal Department employees handle the day-to-day design and administration of employee benefit programs available to our employees.
Setting Executive Compensation
     Our compensation program consists of several forms of compensation: base salary, annual bonus, long-term incentives and personal benefits. Base salary and annual performance-based incentive awards are cash-based while long-term incentives, typically, consist of stock options awards and/or restricted stock awards. In conjunction with the CEO’s recommendations and our independent consultants’ advice on base salary, annual performance-based incentive rewards and long-term incentives, the Committee establishes executive compensation based on performance, compensation history and market information.

Timeline of Executive Compensation Decisions
     During the December 5, 2007 Human Resources Committee meeting, we approved a 2008 calendar of executive compensation decisions. The table below summarizes the timeline for the executive compensation decisions.
2008 Human Resources Committee Annual Calendar
December 2007 —
▪	Approved 2008 Committee Calendar
February 2008 —
▪	Reviewed and revised Human Resources Charter

▪	Compared previous year’s target and actual performance for annual incentives

▪	Determined actual payout of short-term incentive bonus amounts based on prior fiscal year performance

▪	Determined bonus metrics for 2008

▪	Reviewed Committee actions throughout 2007 to verify meeting all requirements of the Charter
March 2008 —
▪	Reviewed, Revised and Approved Peer Companies

▪	Reviewed and Approved Compensation Discussion and Analysis for annual proxy statement

▪	Reviewed and amended Executive Employment Agreements to comply with Section 409A of the Internal Revenue Code
May 2008 —
Based on review of prior fiscal year performance:
▪	Approved base salaries for 2008

▪	Approved equity awards for fiscal 2008

▪	Approved fiscal 2008 target total direct compensation at approximately the median of the market data
July 2008 —
▪	Reviewed all policies, procedures and programs. Amended 401(k) plan to allow hardship withdrawals and eliminate plan year of employment prior to company matching contributions

▪	Employee Agreements revised to comply with Section 409A of the Internal Revenue Code

▪	Amended Stock Agreements & Long Term Incentive Plans to comply with Section 409Aof the Internal Revenue Code
December 2008 —
▪	Approved 2009 Human Resources Committee calendar

▪	Reviewed Human Resources Charter and made no changes
The Role of the Compensation Consultant — Peer Group and Compensation Surveys
     In 2008, the Committee, together with the assistance of Stone Partners, the Committee’s independent compensation consultant, benchmarked our named executive officer compensation levels with similar positions. The Committee considers market information from compensation surveys and peer company proxy statements when determining compensation for each of the named executive officers. During 2008, the Committee reviewed data from the Watson Wyatt 2008 Top Management Compensation Survey, the William M. Mercer 2008 Energy Industry Compensation Survey, the William M. Mercer 2008 Executive Compensation Survey and Effective Compensation Inc.’s (ECI) 2008 Oil and Gas Industry Compensation Survey. Both Watson Wyatt and Mercer are nationally known, highly respected sources for data. ECI’s survey (available to participants only) includes 119 oil and gas exploration and production companies; 2008 was the 12th year of publication for this survey. In addition, the Committee reviews proxy statement data from a peer group of companies.
     Each year, the Committee reviews the composition of the peer group and the compensation paid at these companies, as well as their corporate performance and other comparative factors in determining the appropriate compensation levels for our executives. No company in our peer group shares our unique risk profile, and therefore the Committee uses the peer group data more as a general guideline rather than a strict determinate in setting executive compensation. The Committee reviews a regression analysis of the data from the peer company proxy statements so that we consider normalized compensation based on our size. We select companies because of similarities we share with them, including a common industry (international oil exploration or other international mining ventures). Our peer companies typically have global businesses and compete with us for executive talent. Currently, our industry peer group consists of the following companies:
Anadarko Petroleum Corp.
Apache Corp.
ATP Oil & Gas Corp.
Bois d’Arc Energy, Inc. *
Callon Petroleum Co. *
CanArgo Energy Corp.
Endeavour International Corp.
EOG Resources, Inc.
FX Energy, Inc.
Hecla Mining Co.
Noble Energy, Inc.
PetroQuest Energy, Inc. *
Pioneer Natural Resources Co.
Stone Energy Corp. *
Swift Energy Co. *
Toreador Resources Corp.
Transmeridian Exploration Inc.
VAALCO Energy, Inc.

*	The Committee added these companies in 2008.
     The Committee dropped most of the international mining companies (AMCOL International Corp., MDU Resources Group, Inc., Vulcan Materials Company and Freeport-McMoran Copper and Gold) and two smaller exploration companies (Syntroleum Corp. and HKN, Inc.) when they reviewed the peer group on March 25, 2008.
     For 2008, Stone Partners benchmarked the 25th, 50th and 75th percentiles for the data sources mentioned above to provide the Committee with an understanding of competitive pay practices. The data, equally weighted, considers each element of compensation, collectively referred to as the “market data” throughout this Compensation Discussion & Analysis. Stone Partners also provides the Committee with advice on equity incentive compensation trends, including types and value of awards being used by other public companies.
The Role of the Executives in Human Resources Committee Meetings
     The Committee invites our CEO, our Director of Human Resources and Administration and our Vice President, General Counsel and Corporate Secretary to attend their meetings. The Director of Human Resources and Administration provides reports on plan administration and Human Resources policies and programs and keeps the minutes of the meetings. The Vice President, General Counsel and Corporate Secretary provides legal advice on Human Resources matters. The CEO makes recommendations with respect to specific compensation decisions. Our Committee, without management present, regularly meets in executive session and with its compensation consultant to review executive compensation matters including market data as well as peer group information.
     The CEO’s role in establishing compensation includes making recommendations to the Committee on performance evaluation, base salary, and both equity and non-equity incentive compensation for executive officers and senior management (other than the CEO). The CEO, and other management, as invited guests, also participates in Committee meetings, from time to time, to provide information regarding our strategic objectives, financial performance, and recommendations regarding compensation plans. Management may be asked to prepare information for any Committee meeting. Depending on the agenda for a particular meeting, these materials may include:
•	Reports on our strategic objectives;

•	Financial reports;

•	Reports on achievement of individual and corporate performance objectives;

•	Information regarding compensation programs and compensation levels for executive officers, directors and other employees at peer companies;

•	Information on the total compensation of the executive officers, including base salary, cash incentives, equity awards, and other compensation, and any amounts payable to the executive officers upon voluntary or involuntary termination, or following a severance with or without a change in control; and

•	Information regarding all non-equity and equity incentive, health and welfare plans.
Executive Compensation Components
     We design our compensation components to reward named executive officers’ contributions while considering our unique operating situation, how they manage the situation and our strategy. Some of the factors we consider in compensating our executives are individual experience and skill sets that are unique from more domestically focused oil and gas companies and are heavily focused on extensive global energy industry experience. It is essential to our business strategy that we recruit and retain executives that understand the risk and complexity of our global focus and unique business strategy. All of our executive officers are mid-to-late career executives who have worked for larger energy companies and have come to us for the challenge and reward of working for a small, entrepreneurial organization.
     The principal components of compensation for named executive officers in 2008 included:
•	Base salary;

•	Annual performance based incentive awards;

•	Long-term incentive compensation; and

•	Personal benefits.
Base Salary
     We provide named executive officers with base salary to compensate them for services rendered during the calendar year. We pay base salary in cash. The Committee reviews base salary against the market data annually. Individual base salaries and annual increases, if any, are determined based on an evaluation of Company performance, the individual’s experience and performance, and market data. We are smaller than many other globally focused companies, which may result in less comparability with other global companies. The Committee targets base salary that falls between the fiftieth and seventy-fifth percentile of named executive officers in comparable companies, with variation based on individual executive skill sets. Two named executive officers received base salary increases in 2008; new hire executive officers were not eligible for salary increases. The average salary increase for the two named executive officers was 10%. Prior to the 2008 increases, base salaries were at the 36th to 44th percentile of the market data. After the 2008 increases, the base salaries were at the 39th to 48th percentile of the market data. See Summary Compensation Table for more details. The base salaries for the new hires were at the 49th to 52nd percentile of the market data.
Annual Performance-Based Incentive Awards
     The Committee uses discretion to select indicators of performance in determining annual cash incentive awards, and for 2008, the Committee recognized the significant accomplishments the Company made to provide the necessary technical foundation and global reach required to align its organic growth strategy throughout the Company.
     Target award levels for annual incentives are set at 100% of base salary for the CEO and 50% of base salary for other named executive officers. Under guidelines set by the Committee, cash incentive awards may not exceed two times the established target award. The annual cash incentive for named executive officers considers market data provided by the independent compensation consultant to the Committee. The total cash compensation for our named executive officers, including new hires, was at the 45th to 52nd percentile of the market data.
Long-Term Incentive Compensation
     Our long-term incentive plans approved by our stockholders in 2001, 2004 and 2006 (“LTIP(s)”) provide incentive opportunities for named executive officers to align their personal financial interest with our stockholders. The LTIPs include provisions for stock options, stock appreciation rights (SAR), restricted stock and cash awards based on achieving established indicators of performance. We offer a balanced compensation portfolio of long-term incentives with emphasis on compensation components that create the strongest link to long-term Company performance. Stock options and restricted stock awards provide a significant benefit to attract and retain key employees while affording them a compelling level of participation in the future value created for the benefit of our stockholders. Our policy on stock awards is focused on determining the right mix of retention and ownership requirements to drive and motivate our executives’ behavior consistent with long-term interests of stockholders. The Committee is the administrator of our long-term incentive compensation plans and, subject to Board approval, has full power to determine the size of awards to our executives, to determine the terms and conditions of grants in a manner consistent with the long-term incentive plans, and to amend the terms and conditions of any outstanding award. As of December 31, 2008, the total shares available for grant as options under the various long-term incentive plans approved by our stockholders were as follows:

2006 Long-term Incentive Plan	117,500
Remaining Options under 2004 Long-term Incentive Plan	161,515
Remaining Options under 2001 Long-term Incentive Plan	333

Total available for grant as options (1)	279,348

Total available for grants as restricted stock (2)	161,515

(1)	Under the 2006 LTIP and 2004 LTIP, all authorized shares may be granted as stock options.

(2)	Under the 2004 LTIP, no more than 438,000 shares may be granted as restricted stock.
     The LTIPs state that the price at which shares of stock may be purchased under an option shall not be less than 100% of the fair market value of the stock on the date the option is granted. The Committee shall determine the period during which an option may be exercised, provided that the period will not be longer than ten years from the date on which the option is granted. Also, the date on which an option vests and may be exercised during the term of the option shall be determined by the Committee and may vary from option to option, provided that no more than one-third of the shares subject to an option may vest in any one year. The 2006 LTIP provides that no employee, consultant or director shall be awarded options or SARs covering more than 900,000 shares for each type of award, and no more than 175,000 shares of restricted stock during any period of three consecutive calendar years. Unless an employee’s stock option agreement provides otherwise, all options shall terminate and can no longer be exercised upon the employee’s termination for cause. Without stockholder approval, LTIPs may not be amended by the Board to increase the number of shares available, re-price or re-grant options, change exercise price requirements or make other material changes.
     The CEO presents individual stock award recommendations for named executive officers to the Committee, and after review and discussion the Committee submits their recommendation to the Board for approval. The Committee’s policy is to grant options on the date the Board approves them. Stock options and restricted stock will be granted once each calendar year on a predetermined date or at the effective date of a new hire or promotion, but not within six months of a previous award to the same individual. The price of options and the date of a restricted stock award issued to a new employee will be set on the employee’s effective start date. The price of options and the date of a restricted stock award issued to an employee as a result of a promotion will be set on the effective date of that promotion. Under no circumstances will a grant date be set retroactively.
     The Board has adopted stock retention guidelines as an additional means to promote ownership and retention of stock by officers and directors. The guidelines apply to any award of restricted stock or options to purchase our stock granted to executives and directors after February 2004. Under the guidelines, an officer or director must retain at least 50% of the shares of restricted stock for at least three years after the restriction lapses.

Also, an officer or director must retain at least 50% of the net shares of stock received through the exercise of an option or stock appreciation right for at least three years after the option lapses.
     For the 2007 long-term incentive awards, Stone Partners suggested the Committee take a more aggressive long-term incentive award structure. We face significant uncertainties and challenges over the next two to three years. Our ability to attract and retain highly skilled and experienced executives is critical to our long-term success. Consequently, we believe significant financial reward opportunities must exist in the form of long-term equity participation. An “in market” base salary and annual bonus award will not be sufficient to attract and retain executives needed for our business. As a result, the Committee, working closely with Stone Partners, made recommendations to the Board to continue our aggressive approach in 2008 with our long-term incentive awards. The Board continued the support of targeting above market award levels on an annual basis with options vesting ratably over three years and an expiration term of seven years and restricted stock with cliff vesting after three years from the date of award.
     The Committee believes this aggressive long-term incentive award structure will create wealth building opportunities by linking successes in achieving our business objectives to our stock price increases and will provide an effective attraction and retention vehicle. The 2008 awards targeted the 50th to 75 th percentile. The actual stock option and restricted stock awards for 2008 resulted in total direct compensation for the named executive officers, including the new hires, being between the 44th and 95th percentile of the market data.
Personal Benefits
     Our named executive officers are covered under the same health and welfare plans, including our 401(k) plan, as all employees. The executive officers also receive supplemental life insurance to cover the risks of extensive travel required in developing our global business. We pay 100% of all premiums for the following benefits for employees and their eligible dependents:
•	All employees are entitled to an annual maximum medical benefit up to $1.0 million, with an annual out-of-pocket deductible of $1,000, coinsurance of 80%, and preventative insurance of 100% subject to annual limits.

•	Life and accidental death and dismemberment (“AD&D”) insurance equal to two times annual salary with a minimum of $200,000 and a cap of $300,000 (or $400,000 with evidence of insurability), and additional coverage equal to five times annual salary ($1.0 million maximum) while traveling outside their home country on Company business.

•	Long-term disability benefits provide a monthly benefit of 60% of base salary up to a maximum of $10,000 per month.

•	Participation in our Statutory Profit Sharing Plan 401(k). Eligibility is effective at the date of hire. We use a safe harbor matching formula for Company contributions (dollar for dollar match up to 3% of pay; $0.50 for every dollar on the next 2% of pay subject to the statutory maximum). Participant and Company contributions are 100% vested from the date of contribution. At termination of employment, employees are eligible to receive their account balance in a lump sum.

•	All employees and their dependents are entitled to annual dental and vision care benefits of $1,500 and $250, respectively, per employee and dependent.
     We do not offer a pension plan or a non-qualified deferred compensation plan for executives or employees. In 2008, we did not offer perquisites to named executive officers or other employees. We offer relocation and foreign service premiums to employees serving in an international location. The amount of the premium will vary depending upon the living conditions, political situation and general safety conditions of the international location. Expatriate employees will be provided housing and furniture allowances and payments for all utilities. They also receive a cost of living allowance to cover the differential between normal living expenses in the host and home countries, and will continue to participate in the employee benefit plans available to home country employees.
Executive Compensation Mix
     The general mix of compensation for target-level performances in the annual incentive plan, plus the net annualized present value of long-term compensation grants, can range as follows, depending upon the executive. The Committee considered the following general percentage mix in establishing the total compensation for the Company’s named executive officers for 2008 target performance. It is important to note that the influences on

Company financial performance and stock price performance could significantly change the basic mix of compensation components as a percentage of total compensation:

For the CEO:	Base pay = 20%
Bonus compensation at target = 20%
Long-term compensation annualized = 60%

For the other named executives:	Base pay = 31% to 34%
Bonus compensation at target = 15% to 17%
Long-term compensation annualized = 48% to 53%
Tax and Accounting Implications of Executive Compensation
Deductibility of Executive Compensation
     As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986 which imposes a limit of $1.0 million on the amount that a publicly-held corporation may deduct in any year for the compensation paid or accrued with respect to its named executive officers unless the compensation is performance based. None of our executive officers currently receives compensation exceeding the limits imposed by Section 162(m). While we cannot predict with certainty how executive compensation might be affected in the future by Section 162(m) or applicable tax regulations issued, we intend to preserve the tax deductibility of all executive compensation while maintaining our executive compensation program as described in this discussion and analysis.
Employment Agreements
     We have entered into Executive Employee Agreements with Messrs. Edmiston, Speirs, Haynes, Oenbring, and Morgan. During 2008, we hired G. Michael Morgan as Vice President, Business Development; Stephen C. Haynes as Chief Financial Officer; and Patrick R. Oenbring as Vice President, Western Operations. The contracts have an initial term, which automatically extends for one year upon each anniversary unless a one-year notice not to extend is given by the executive. The current term of the employment agreements is through May 31, 2009. In May of 2008, Mr. Steven W. Tholen, Senior Vice President, Chief Financial Officer and Kurt A. Nelson, Vice President -Controller retired and their employment agreements were terminated. Separation terms from both Messrs. Tholen and Nelson were filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2008 filed with the Securities and Exchange Commission (SEC) on August 7, 2008. During 2008, all employee agreements and the LTIP plans were amended to ensure compliance with Section 409A of the Internal Revenue Code. The substantive change to the agreements was the lapse of the restriction period on restricted stock upon termination due to change of control and termination by the Company other than for cause or by the employee for good reason. In addition, previous stock option and restricted stock awards were also revised to comply with Section 409A.
     Under certain terms of the Executive Employment Agreement for Mr. Edmiston, if we terminate employment without cause or notice, or he terminates for good reason, he is entitled to:
•	A lump sum amount equal to three years base salary;

•	An amount equal to three years of the maximum annual employer contribution made under our 401(k) plan;

•	Vesting of all stock options;

•	Vesting of restricted stock awards; and

•	Reimbursement of outplacement services.
     In exchange for these benefits, Mr. Edmiston has agreed to restrictions on his ability to compete with us for two years after termination of employment.
     Under the terms of each Executive Employment Agreement for the other named executive officers, if we terminate the named executive officer’s employment without cause or notice, or he terminates his employment for good reason, he is entitled to:
•	A lump sum amount equal to two years base salary;

•	An amount equal to two years of the maximum annual employer contribution made under our 401(k) plan;

•	Vesting of all stock options;

•	Vesting of restricted stock awards; and

•	Reimbursement of outplacement services.
     In exchange for these benefits, the named executive officers have each agreed to restrictions on their ability to compete with us for two years after termination of employment.
     See the table titled “Potential Payments under Termination or Change of Control” for details on the above information.
     The Committee believes the termination payment included in these employment agreements is needed to attract and retain the executives necessary to achieve our business objectives. However, the Committee also believes termination payments should not be guaranteed. Accordingly, a termination payment will not be paid if a termination occurs after notice and lapse of the notice period to terminate the employment agreement. Also, a termination payment will not be made if an executive resigns other than for good reason. Good reason under the employment contracts includes: (1) a material breach of the employment agreement by the Company; (2) failure to maintain or reelect the executive to his position; (3) a significant reduction of the executive’s duties, position or responsibilities; (4) a substantial reduction, without good business reasons, of the facilities and perquisites available to the executive; (5) a reduction by the Company of the executive’s monthly base salary; (6) failure of the Company to continue the executive’s participation in any bonus, incentive, profit sharing, performance, savings, retirement or pension policy, plan, program or arrangement on substantially the same or better basis relative to other participants; or (7) the relocation of the executive more than fifty miles from the location of the Company’s principal office.
Change of Control
     Since it is in our best interest to retain named executive officers during uncertain times who will act in the best interests of the stockholders without concern for personal outcome, our Executive Employment Agreements provide benefits in the event of loss of employment for employees in good standing due to a change of control. Change of control is defined as the acquisition of 50% or more of our voting stock, the cessation of the incumbent board to constitute a majority of the board, or the reorganization, merger, or sale or disposition of at least 50% of our assets where we are not the surviving entity.
     The CEO’s change of control benefits provide that upon occurrence of a change of control and the termination of the CEO without cause or he terminates for good reason, he will be entitled to:
•	A lump sum amount equal to three years base salary;

•	An amount equal to three years of the maximum annual employer contribution made under our 401(k) plan;

•	A lump sum amount equal to three times the amount of his highest annual bonus over the past three years;

•	Continuation of accident, life, disability, dental and health benefits for three years;

•	Excise tax reimbursement and gross up on the reimbursement;

•	Vesting of all stock options;

•	Vesting of restricted stock awards as if he remained an employee; and

•	Reimbursement of outplacement services.
     Change of control benefits for each of the other named executive officers provides that upon occurrence of a change of control and his termination without cause or the executive officer terminates for good reason, the executive officer will be entitled to:
•	A lump sum amount equal to two years base salary;

•	An amount equal to two years of the maximum annual employer contribution made under our 401(k) plan;

•	A lump sum amount equal to two times the amount of his highest annual bonus over the past three years;

•	Continuation of accident, life, disability, dental and health benefits for two years;

•	Excise tax reimbursement and gross up on the reimbursement;

•	Vesting of all stock options;

•	Vesting of restricted stock awards as if he remained an employee; and

•	Reimbursement of outplacement services.
     The change of control benefits in the employment agreements contain a double trigger in that both a change of control must occur and the executive must be terminated without cause or resign for good reason within a specified period of time after the change of control. The Committee believes that the double trigger avoids unnecessarily rewarding an executive when a change of control occurs and the executive’s status is not changed as a result. However, because of the significant uncertainty that can arise during a period of a potential or actual change of control, the Committee has provided greater benefits to the executive in the event of a termination resulting from a change of control. Change of control benefits are detailed in the “Potential Payments under Termination or Change of Control” table in the “Compensation of Executive Officers” section.

HUMAN RESOURCES COMMITTEE REPORT
     The Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis filed in this document. Based on such review and discussions, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
H. H. Hardee, Committee Chairman
Igor Effimoff
R. E. Irelan
J. Michael Stinson

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
     The following table summarizes the compensation of the Company’s named executive officers for the two most recently completed fiscal years ended December 31, 2006, 2007, and 2008.

								Non-Equity
						Stock	Option	Incentive
Name & Principal						Awards	Awards	Plan	All Other
Position	Year	Salary		Bonus		($)	($)(1)	Compensation	Compensation		Total
James A. Edmiston	2008	$430,962		$428,000			$643,333		$14,293	(2)	$1,516,588
President and Chief	2007	392,885		750,000		$461,500	1,159,975		13,776	(3)	2,778,136
Executive Officer	2006	370,000		370,000		67,690	489,378		10,161	(4)	1,307,229

Stephen C. Haynes	2008	144,616	(14)	73,438	(14)	209,800	269,750		8,580	(5)	706,184
Vice President, Chief Financial Officer

Patrick R. Oenbring	2008	213,462	(14)	116,875	(14)	505,000	787,148		66,337	(6)	1,688,822
Vice President, Western Operations

G. Michael Morgan	2008	184,416	(14)	89,063	(14)	367,150	539,499		34,349	(7)	1,214,677
Vice President,	2007
Corporate Development	2006

Robert Speirs	2008	288,333		142,500			214,444		444,697	(8)	1,089,974
Vice President,	2007	260,000		250,000		230,750	371,190		445,159	(9)	1,557,099
Eastern Operations	2006	145,833		85,000		273,800	614,649		212,062	(10)	1,331,344

Steven W. Tholen	2008	110,000	(14)						1,187,703	(11)	1,297,703
Ex-Senior Vice President,	2007	256,539		170,000		230,750	324,791		21,384	(12)	1,003,464
Chief Financial Officer	2006	250,000		115,000		29,010	217,504		10,711	(13)	622,225
Notes:

(1)	Harvest uses the Black-Scholes option pricing model to determine the value of each option grant on the date of grant. Harvest does not advocate or necessarily agree that Black-Scholes option pricing module can properly determine the value of an option. Calculations for the named officers are based on a weighted average expected life of seven years, expected volatility of 49.4%-49.7%; risk free interest rate of 3.0%-3.4%, expected dividend yield of 0% and expected annual forfeitures of 3% for stock options and 0% for restricted stock.

(2)	Includes $5,093 of Company paid group term life insurance premiums and $9,200 in Company 401(k) match.

(3)	Includes $4,776 of Company paid group term life insurance premiums and $9,000 in Company 401(k) match.

(4)	Includes $484 of Company paid group term life insurance premiums, $8,800 in Company 401(k) match and $877 for spouse airfare.

(5)	Includes $2,795 of Company paid group term life insurance premiums and $5,785 in Company 401(k) match.

(6)	Includes $50,000 in signing bonus, $7,137 of Company paid group term life insurance premiums and 9,200 in Company 401(k) match.

(7)	Includes $28,121 of relocation reimbursement and $6,228 of Company paid group term life insurance premiums.

(8)	Includes $203,340 for foreign housing and living expenses, $66,668 for cost of living adjustment, $33,333 for vacation allowance, $30,827 for transportation allowance, $44,333 for Foreign Service premium, $25,550 for foreign taxes, $39,910 in Company relocation reimbursements and $736 of Company paid group term life insurance premiums.

(9)	Includes $213,858 for foreign housing and living expenses, $72,071 for cost of living adjustment, $15,000 for vacation allowance, $22,780 for transportation allowance, $76,000 for Foreign Service premium, $45,047 for foreign taxes, and $403 of Company paid group term life insurance premiums.

(10)	Includes $112,583 for foreign housing and living expenses, $34,496 for cost of living adjustment, $8,750 for vacation allowance, $11,900 for transportation allowance and $44,333 for Foreign Service premium.

(11)	Includes $260,000 in severance, $870,949 proceeds from stock option exercises, $36,000 vacation payment, $11,554 of Company paid group term life insurance premiums and $9,200 in Company 401(k) match.

(12)	Includes $12,384 of Company paid group term life insurance premiums and $9,000 in Company 401(k) match.

(13)	Includes $1,911 of Company paid group term life insurance premiums and $8,800 in Company 401(k) match.

(14)	Salaries and bonuses for Mr. Haynes, Mr. Oenbring, Mr. Morgan and Mr. Tholen have been prorated through December 31, 2008.
Grants of Plan-Based Awards
     The following table shows information concerning options to purchase Common Stock granted to each of the named executive officers during 2008.

											Grant
								All Other			Date
								Stock	All Other		Fair
								Awards:	Option		Value
								Number	Awards:	Exercise	Stock
		Estimated Future Payouts			Estimated Future Payouts			of	Number of	or Base	and
		Under Non-Equity			Under Equity Incentive			Shares of	Securities	Price of	Option
		Incentive Plan Awards(1)			Plan Awards(1)			Stock	Underlying	Option	Awards
	Grant	Threshold	Target	Max.	Threshold	Target	Max.	or Units (4)	Options (2)	Awards	(3)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
James A. Edmiston	5/15/2008								120,000	$10.175	$643,333
Stephen C. Haynes	5/19/2008								50,000	$10.245	$269,750
	5/19/2008							20,000			$209,800
Patrick R. Oenbring	4/14/2008								120,000	$12.625	$787,148
	4/14/2008							40,000			$505,000
G. Michael Morgan	5/19/2009								100,000	$10.245	$539,499
	5/19/2009							35,000			$367,150
Robert Speirs	5/15/2008								40,000	$10.175	$214,444
Steven W. Tholen
Notes:

(1)	There were no thresholds, targets, or maximum for the performance based incentive awards. Harvest granted options representing 754,000 shares to employees in 2008.

(2)	All options granted vest 1/3 each year over a three year period.

(3)	Calculated in accordance with FAS 123 (revised) as described in Notes to the Consolidated Financial Statements, Note 5 — Stock Option and Stock Purchase Plans, in our Annual Report on Form 10-K for the year ended 2008.

Outstanding Equity Awards at Fiscal Year End
     The following table shows information concerning outstanding equity awards as of December 31, 2008 held by the named executive officers.

	Option Awards					Stock Awards
							Market	Equity	Equity
			Equity				Value of	Incentive	Incentive
			Incentive			Number	Shares or	Plan Awards:	Plan Awards:
			Plan			of Shares	Units of	Number of	Market or
			Number of			Or Units	Stock	Unearned	Payout Value
	Number of Securities		Securities			of Stock	That	Shares, Units	of Unearned
	Underlying		Underlying			That	Have	or Other	Shares, Units
	Unexercised		Unexercised	Option		Have	Not	Rights	Or Other Rights
	Options		Unearned	Exercise	Option	Not	Vested	That Have	That Have
	(#)		Options	Price	Expiration	Vested	(1) (2)	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	(Date)	(#)	($)	(#)	($)
James A. Edmiston	100,000			$13.585	9/1/2014
	75,000			$12.795	3/4/2015
			85,000 (3)	$10.800	9/15/2015
			165,000 (3)	$10.800	9/15/2015
								250,000 (4)
	11,333	5,667		$9.605	3/2/2016	7,000	29,015
		24,333		$9.605	3/2/2016
						10,000 (5)
	50,000	200,000		$9.625	02/27/2014	50,000	207,250
		120,000		$10.175	5/15/2015
Stephen C. Haynes		50,000		$10.245	5/19/2015	20,000	82,900
Patrick R. Oenbring		120,000		$12.625	4/14/2015	40,000	165,800
G. Michael Morgan		100,000		$10.245	5/19/2015	35,000	145,075
Robert Speirs	53,333	26,667		$13.690	6/1/2016	20,000	82,900
	16,000	64,000		$9.625	2/27/2014	25,000	103,625
		40,000		$10.175	5/15/2015
Steven W. Tholen	14,400			$1.625	1/2/2011
	60,000			$2.070	5/3/2011
	140,000			$1.660	7/30/2011
	20,000			$6.100	2/20/2013
	19,500			$13.010	5/26/2014
	35,000			$12.795	3/4/2015
	40,000			$9.605	5/31/2010
	70,000			$9.625	5/31/2010

(1)	The market value of shares is based upon the average of the high and low market prices on December 31, 2008.

(2)	The market value of units of stock is based upon the difference between the grant price and $4.15, the average of the high and low market prices on December 31, 2008.

(3)	These options vest 1/3 on the last to occur of September 15, 2006 and the date on which the average of the stock price for 10 consecutive trading days is greater than $20 per share. Vesting of 1/3 on September 15, 2007 and 2008 is subject to the same $20 per share condition.

(4)	This stock unit is a right to receive, after vesting, a cash amount equal to the difference between the closing price of the stock on September 15, 2005 and the price of the stock on the date the payment is distributed. Vesting is 1/3 on the last to occur of September 15, 2006 and the date on which the average of the stock price for 10 consecutive trading days is greater than $25 per share. Vesting of 1/3 on September 15, 2007 and 2008 is subject to the same $25 per share condition.

(5)	This stock unit is a right to receive, after vesting, a cash amount equal to the difference between the closing price of the stock on March 2, 2006 and the price of the stock on the date the payment is distributed. Vesting is 1/3 on March 2, 2007, 1/3 on March 2, 2008, and 1/3 on March 2, 2008.

Options Exercised and Stock Vested
     The following table provides information regarding the exercise of stock options during 2008 by the named executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting	Vesting
James A. Edmiston	—	—	7,500	$90,825

Stephen Haynes	—	—	—	—

Patrick Oenbring	—	—	—	—

G. Michael Morgan	—	—	—	—

Robert Speirs	—	—	—	—

Steven W. Tholen	135,600	$870,949	3,500	$42,385
Potential Payments Under Termination or Change of Control
     The tables below reflect the additional compensation to the named executive officers of the Company under the terms of their Executive Employment Agreements in the event of termination without cause or without proper notice, termination following change of control, or termination for disability or death. See Compensation Discussion and Analysis — Employment Agreements and Change of Control above for a description of the terms of the Executive Employment Agreements. The amounts shown in the tables assume that such termination was effective as of December 31, 2008, and thus include estimated amounts earned through that date which would be paid out to the executives. The actual amounts can only be determined at the time of separation from the Company.

		Termination	Termination
	Voluntary	Without	Following a	For Cause
	Termination	Cause or	Change in	Termination		Disability
Executive Compensation and Benefits-	on	Notice on	Control on	on	Death on	On
James Edmiston	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008
Compensation:
Base Salary		$1,350,000	$1,350,000		$1,350,000	$1,350,000

Short-term Incentive			$2,250,000
Long-term Incentives
Stock Options
Restricted Shares		$1,363,100	$1,363,100		$1,363,100	$1,363,100
Benefits and Perquisites:
Outplacement		$20,000	$20,000
Life Insurance Proceeds					$300,000
Excise Tax Gross Up			$1,075,511
Disability Benefits per year *						$120,000
Medical, Dental, Life, Disability and Accident Insurance			$61,836
401(k) Employer Match		$27,600	$27,600		$27,600	$27,600
Total		$5,010,700	$3,898,047		$3,040,700	$2,860,700

*	Until no longer disabled or Social Security Retirement Age

		Termination	Termination
	Voluntary	Without	Following a	For Cause
	Termination	Cause or	Change in	Termination		Disability
Executive Compensation and Benefits-	on	Notice on	Control on	on	Death on	On
Stephen Haynes	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008
Compensation:
Base Salary		$470,000	$470,000		$470,000	$470,000

Short-term Incentive			$235,000
Long-term Incentives
Stock Options
Restricted Shares		$86,000	$86,000		$86,000	$86,000
Benefits and Perquisites:
Outplacement		$20,000	$20,000
Life Insurance Proceeds					$300,000
Excise Tax Gross Up			$215,000
Disability Benefits per year *						$120,000
Medical, Dental, Life, Disability and Accident Insurance			$41,224
401(k) Employer Match		$18,400	$18,400		$18,400	$18,400
Total		$594,400	$1,085,624		$874,400	$694,400

*	Until no longer disabled or Social Security Retirement Age

		Termination	Termination
	Voluntary	Without	Following a	For Cause
	Termination	Cause or	Change in	Termination		Disability
Executive Compensation and Benefits-	on	Notice on	Control on	on	Death on	On
Patrick Oenbring	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008
Compensation:
Base Salary		$600,000	$600,000		$600,000	$600,000

Short-term Incentive			$300,000
Long-term Incentives
Stock Options
Restricted Shares		$172,000	$172,000		$172,000	$172,000
Benefits and Perquisites:
Outplacement		$20,000	$20,000
Life Insurance Proceeds					$300,000
Excise Tax Gross Up			$300,482
Disability Benefits per year *						$120,000
Medical, Dental, Life, Disability and Accident Insurance			$29,954
401(k) Employer Match		$18,400	$18,400		$18,400	$18,400
Total		$810,400	$1,440,836		$1,090,400	$910,400

*	Until no longer disabled or Social Security Retirement Age

		Termination	Termination
	Voluntary	Without	Following a	For Cause
	Termination	Cause or	Change in	Termination		Disability
Executive Compensation	on	Notice on	Control on	on	Death on	On
G. Michael Morgan	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008
Compensation:
Base Salary		$600,000	$600,000		$600,000	$600,000

Short-term Incentive			$300,000
Long-term Incentives
Stock Options
Restricted Shares		$150,500	$150,500		$150,500	$150,500
Benefits and Perquisites:
Outplacement		$20,000	$20,000
Life Insurance Proceeds					$300,000
Excise Tax Gross Up			$272,658
Disability Benefits per year *						$120,000
Medical, Dental, Life, Disability and Accident Insurance			$41,224
401(k) Employer Match		$18,400	$18,400		$18,400	$18,400
Total		$788,900	$1,402,782		$1,068,900	$888,900

*	Until no longer disabled or Social Security Retirement Age

		Termination	Termination
	Voluntary	Without	Following a	For Cause
	Termination	Cause or	Change in	Termination		Disability
Executive Compensation	on	Notice on	Control on	on	Death on	On
Robert Speirs	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008	12/31/2008
Compensation:
Base Salary		$600,000	$600,000		$600,000	$600,000

Short-term Incentive			$500,000
Long-term Incentives
Stock Options
Restricted Shares		$193,500	$193,500		$193,500	$193,500
Benefits and Perquisites:
Outplacement		$20,000	$20,000
Life Insurance Proceeds					$300,000
Excise Tax Gross Up
Disability Benefits per year *						$120,000
Medical, Dental, Life, Disability and Accident Insurance			$39,604
401(k) Employer Match
Total		$813,500	$1,353,104		$1,093,500	$913,500

*	Until no longer disabled or Social Security Retirement Age

STOCK OWNERSHIP
Directors and Executive Officers
     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors and nominees for director, each named executive officer and our directors and executive officers as a group. Except as otherwise indicated, all information is as of March 31, 2009.
     The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 2009 through the exercise of stock options or other rights. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

	Amount and Nature of
	Beneficial Ownership
	Number of	Shares
	Shares	Acquirable	Total	Percent of
	Beneficially	Within	Beneficial	Shares
Name of Beneficial Owner	Owned(1)	60 Days	Ownership	Outstanding(2)
James A. Edmiston	131,000	356,334	487,334	1.48%
Steven W. Tholen	534,500		534,500	1.62%
Stephen C. Haynes	20,000	16,667	36,667	*
Keith L. Head	23,000	40,000	63,000	*
G. Michael Morgan	50,000	33,333	83,333	*
Patrick R. Oenbring	40,000	40,000	80,000	*
Karl L. Nesselrode	33,860	145,333	179,193	*
Robert Speirs	75,400	98,666	174,066	*
Stephen D. Chesebro’	218,854	100,000	318,854	*
Igor Effimoff	14,000	3,333	17,333	*
H. H. Hardee	122,000	75,000	197,000	*
Robert E. Irelan	23,000	3,333	16,333	*
Patrick M. Murray	156,854	15,000	171,854	*
J. Michael Stinson	33,000	15,000	48,000	*

All current directors and executive officers as a group of thirteen persons	1,475,468	585,665	2,407,467	7.31	%(3)

*	Represents less than 1% of the Company’s outstanding common stock.

(1)	This number does not include common stock which our directors or officers have a right to acquire within 60 days of March 31, 2009.

(2)	Percentages are based upon 32,942,525 shares of common stock outstanding on March 31, 2009.

(3)	Percentage should be calculated assuming that the vested options have been exercised by the individual for whom the percent is being calculated.

Certain Beneficial Owners
     The following table shows the amount of our common stock beneficially owned by any person or group that is the direct or beneficial owner of more than 5% of our common stock as of March 23, 2009.

	Aggregate Number	Percent of
	of Shares	Shares
Name and Address	Beneficially Owned(1)	Outstanding(2)
Pabrai (Mohnish)(3)	5,694,701	17.29
114 Pacifica, Suite 240
Irvine, CA 92618-3321

Cumberland Associates, L.L.C.(4)	3,060,000	9.29
1114 Avenue of the Americas
New York, NY 10036

Dimensional Fund Advisors, Inc.(5)	2,870,948	8.72
1299 Ocean Avenue Santa Monica, CA 90401

Barclays Global Investors, N.A. (6)	2,223,096	6.75
400 Howard Street San Francisco, CA 94105

(1)	The stockholder has sole voting and dispositive power over the shares indicated unless otherwise disclosed.

(2)	The percentage of common stock is based upon information provided by the New York Stock Exchange on March 23, 2009.

(3)	The address and aggregate number of shares beneficially owned by Pabrai (Mohnish) are based upon a Form 13F filed with the Securities and Exchange Commission on February 17, 2009 and a Form 4 filed with the Securities and Exchange Commission on March 20, 2009.

(4)	The address and aggregate number of shares beneficially owned by Cumberland Associates, L.L.C. are based upon a Schedule 13G/A filed with the Securities and Exchange Commission on January 30, 2009.

(5)	The address and aggregate number of shares beneficially owned by Dimensional Fund Advisors, Inc. are based upon a Schedule 13G/A filed with the Securities and Exchange Commission February 9, 2009.

(6)	The address and aggregate number of shares beneficially owned by Barclays Global Investors, N.A. are based upon a Schedule 13G/A filed with the Securities and Exchange Commission February 5, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 (“Section 16(a)”) requires our directors, executive officers and beneficial holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our stock. To our knowledge, during fiscal 2008, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, we have relied upon the written representations of our directors and officers.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Our Code of Business Conduct and Ethics (the “Code”) applies to all of our directors, officers and employees. Under our Code, individuals subject to the Code and their family members must knowingly avoid owning any interest (other than nominal amounts of stock in publicly traded companies) in any supplier or customer; consulting with, or being an employee of, any customer, lessor, lessee, contractor, supplier or competitor; purchasing from, or selling to us, assets, goods or services; or serving on the board of directors of any customer, lessor, lessee, contractor, supplier or competitor, except where full disclosure of all facts is made known to us in advance to permit us to protect our interests. Each year we require our executive officers to certify their compliance with the Code. Our Audit Committee has oversight compliance responsibilities for the Code. Exceptions to the Code are reported to the Audit Committee. Waivers of the Code for officers and directors may only be granted by the Board and waivers for employees may only be granted by the CEO and reported to the Audit Committee. No waivers of the Code were granted in 2008. In addition to the Code, each year we require our directors and executive officers to disclose in writing certain transactions and relationships and this information is used in preparing the proxy statement and in making independence determinations for directors.
     For the purposes of this Proxy Statement, the Company has no transaction to describe pursuant to SEC Regulation S-K Item 404 (a).

REPORT OF THE AUDIT COMMITTEE
     We have reviewed and discussed our audited financial statements for the year ended December 31, 2008 with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm. In addition, we discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees (AICPA, Professional Standards, Volume 1, AU Section 380), as amended, with respect to those statements.
     We have received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and have discussed with PricewaterhouseCoopers LLP its independence in connection with its audit of the Company’s most recent financial statements.
     Based upon these reviews and discussions, and management’s assurances, we recommend to the Board of Directors that these audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
     The information in the foregoing paragraphs shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act of 1933, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these paragraphs by reference.
Patrick M. Murray, Chairman
Igor Effimoff
H.H. Hardee
J. Michael Stinson
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     During 2008, PricewaterhouseCoopers LLP served as our independent registered public accounting firm and provided certain tax and consulting services. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting of stockholders where they will be available to respond to questions and, if they desire, to make a statement.
     Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual financial statements for 2007 and 2008 and the review of the financial statements in our quarterly reports was $645,000 and $693,000, respectively.
     Audit-Related Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services related to the performance of the audit or review of our financial statements and not included as “Audit Fees” above for 2007 and 2008 were $12,500 and $12,500, respectively.
     Tax Fees. Professional services billed by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning in 2007 and 2008 were $6,000 and $27,200, respectively.
     All Other Fees. There were no other fees paid to our independent registered public accounting firm in 2008.
     All of the foregoing fees were approved by the Audit Committee.
     Audit Committee Pre-Approval Policies and Procedures. The Audit Committee’s Charter provides that our independent registered public accounting firm may provide only those services pre-approved by the Audit Committee, subject to de minimus exceptions for non-audit services described in the rules and regulations of the SEC which are subsequently ratified by the Audit Committee prior to completion of the audit. The Audit Committee annually reviews and pre-approves the audit, review, attestation and permitted non-audit services to be provided during the next audit cycle by the independent registered public accounting firm. To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services.

     The Audit Committee may delegate to a member(s), the authority to grant pre-approvals under its policy with respect to audit and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting.
     The Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence.

QUESTIONS AND INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS
Q:	What shares owned by me can be voted?

A:	You may vote all shares owned by you as of the close of business on March 23, 2009, the record date. These shares include those (1) held directly in your name as a stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for your use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later cannot attend or decide not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet – If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

By Telephone – If you live in the United States or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.

By Mail – You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy by Internet, telephone or mail. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee. Proxies are revocable by written notice to the Secretary of the Company at our address set forth on the cover of this Proxy Statement, or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees, or your vote may be “WITHHELD” for one or more of the nominees, in which case your vote will be FOR all the nominees from whom you do not specifically withhold your vote. Abstentions and broker non-votes will not be treated as a vote for or against a particular director and will not affect the outcome of the election of directors.

For the ratification of independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

For the proposal to approve an amendment that increases the number of shares of common stock available for issuance under our 2006 Long Term Incentive Plan by 700,000 shares and raises the limitation on grants of full value awards by no more than 350,000 of these 700,000 shares, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

If you sign your proxy card or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the seven persons receiving the highest number of “FOR” votes will be elected.

The ratification of the appointment of independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present, in person or by proxy, and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal.

Under our bylaws, the affirmative vote of the majority of the shares of common stock present or represented at the meeting and entitled to vote on the matter is required for the approval of the amendments to the 2006 Plan. Accordingly, for purposes of approval under our bylaws, shares abstaining and broker non-votes will have no effect on voting on this proposal. However, for this proposal, the New York Stock Exchange requires not only the approval of a majority of the votes cast on the proposal, but also that the total votes cast on the proposal represent over 50% in interest of all of our common stock outstanding as of the record date. Accordingly, for purposes of approval under applicable rules of the New York Stock Exchange, an abstention would be treated as a vote cast against the proposal and a broker non-vote would not affect the determination of whether a majority of votes were cast to approve the proposal and would also not be counted towards the determination of whether over 50% in interest of all of our common stock outstanding as of the record date was represented by the votes cast.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means you have shares which are registered in different ways or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2009.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the three proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Stephen C. Haynes and Keith L. Head, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	What classes of shares are entitled to be voted?

A:	There is only one class of common stock. Each share of our common stock outstanding as of the close of business on March 23, 2009, the record date, is entitled to one vote at the annual meeting. On the record date, we had 32,942,525 shares of common stock outstanding.

Q:	Who will count the vote?

A:	A representative of Wells Fargo Bank, N.A., our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy cards which are then forwarded to our management.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	The cost of this proxy solicitation will be borne by the Company. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, except that certain expenses for Internet access will be incurred by you if you choose to access the proxy materials or vote over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who, except in the case of non-executive directors, will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings, including director nominations.

Under the Securities and Exchange Commission rules, stockholder proposals for our 2010 annual meeting of stockholders must be received at our principal executive offices by February 20, 2010 to be eligible for inclusion in our proxy materials relating to that meeting.

Under the Company’s Bylaws, other stockholder proposals that are proposed to be brought before the 2010 annual meeting (outside the process of the SEC’s rule on stockholder proposals) must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting (which, for the 2010 annual meeting, would be no earlier than November 22, 2009, and no later than March 10, 2010); provided, however, that in the event that the date of the annual meeting is more than 45 days later than the anniversary date of the immediately preceding annual meeting (which, for the 2010 annual meeting, would be after July 5, 2010), nominations by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the annual meeting was mailed to stockholders or the date on which it is first disclosed to the public. Nominations for directors must be submitted as described on page 5 of this proxy statement.

Any stockholder proposals must be in writing and addressed to the attention of our Corporate Secretary. We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.
By Order of the Board of Directors
Keith L. Head
Vice President, General Counsel and
Corporate Secretary
April 7, 2009

Harvest Natural Resources, Inc. ANNUAL MEETING OF STOCKHOLDERS Thursday, May 21, 2009 10:00 a.m. at our offices 1177 Enclave Parkway Houston, Texas 77077 Harvest Natural Resources, Inc. 1177 Enclave Parkway, Suite 300 Houston, Texas 77077 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 21, 2009. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Stephen C. Haynes and Keith L. Head, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions. COMPANY # Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET — www.eproxy.com/hnr Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 20, 2009. PHONE — 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 20, 2009. MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote by Internet or by Telephone, you do NOT need to mail back your Proxy Card TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETUN THIS PROXY CARD.

Please detach here The Board of Directors Recommends a Vote FOR Items 1, 2 and 3. 1. Election of directors: 01 Stephen D. Chesebro’ 02 James A. Edmiston 03 Dr. Igor Effimoff 04 H. H. Hardee 05 Robert E. Irelan 06 Patrick M. Murray 07 J. Michael Stinson ☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2009. ☐ For ☐ Against ☐ Abstain 3. To approve an amendment that increases the number of shares of common stock available for issuance under our 2006 Long Term Incentive Plan by 700,000 shares and raises the limitation on grants of full value awards by no more than 350,000 of these 700,000 shares. ☐ For ☐ Against ☐ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. Address Change? Mark Box ☐ Indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and name of authorized officer signing the proxy.